UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2023

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On April 3, 2023, ENGlobal Corporation (the “Company”) and its subsidiaries, ENGlobal U.S., Inc. and ENGlobal Government Services, Inc., received written notice of non-renewal from Pacific Western Bank dba Pacific Western Business Finance indicating that the Loan and Security Agreement (the “Loan Agreement”) entered into on May 21, 2020 will not be renewed. The termination date of the Loan Agreement will be May 20, 2023. For a description of the material terms and conditions of the Loan Agreement, please see “Note 7 – Debt” to the Company’s consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023. The current balance is approximately $0.8 million.  The Company plans to pay off the balance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

April 6, 2023	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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